SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 26, 2009

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective February 26, 2009, the Board of Directors (“Board”) of ON Semiconductor Corporation (“Corporation”) elected Daryl Ostrander to serve as a Class I director of the Board. As a Class I director, Mr. Ostrander’s term will expire at the 2009 annual meeting of stockholders (or at such time as his successor is duly elected and qualified, or the earlier of his resignation, removal or disqualification) and his continued service on the Board will be voted on by the Corporation’s stockholders at the 2009 annual meeting of stockholders. In connection with his initial election, the Board did not appoint Mr. Ostrander to any Board committees. As a result of the appointment, Mr. Ostrander will be eligible under the Corporation’s compensation program for non-employee members of the Board (“Program”). Under this Program, Mr. Ostrander will receive the following compensation for his services as a director of our Board:

(1) Board Annual Retainer – An annual cash retainer payable to non-employee directors of $59,000 per year.

(2) Equity Compensation —

(a) Initial Directorship – Consistent with past practice, Mr. Ostrander was awarded a stock option to purchase 20,000 shares of the Corporation’s common stock, with equal pro rata vesting over a three year period beginning on the first anniversary of the grant date, at an exercise price equal to the fair market value of the stock on the grant date, and subject to the Corporation’s 2000 Stock Incentive Plan and a relevant stock option award agreement. Pursuant to the Corporation’s grant date policy, the grant date of the option will be March 2, 2009.

(b) Annual Director’s Award – Our non-employee directors also typically receive an annual equity-based award. Along with other non-employee directors, Mr. Ostrander was awarded restricted stock, which will be issued in an amount equal to $106,500 divided by the closing price of our common stock on the effective date of the grant, March 2, 2009, and which will vest on that date if Mr. Ostrander continues to be a director of the Company on that date. This award will also be subject to the Corporation’s 2000 Stock Incentive Plan and relevant award agreement.

(3) Other — Under the Program, Mr. Ostrander will not receive any cash meeting fees for attending Board or committee meetings since the Program provides (generally) that all directors will receive no cash meeting fees for attending Board or committee meetings. Mr. Ostrander will be reimbursed for reasonable expenses to attend Board and committee meetings and to perform other relevant Board duties. Except as described above, Mr. Ostrander will not receive any additional compensation for his services as a member of the Board.

Attached to this Current Report, as Exhibit 99.1, is a copy of the Corporation’s news release dated February 27, 2009 titled “Daryl Ostrander Joins the ON Semiconductor Board of Directors.”

Item 8.01.	Other Events.

On February 26, 2009, the Board also established Wednesday, May 20, 2009 as the date for the Corporation’s 2009 annual meeting of stockholders.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Number	Description
99.1	News release for ON Semiconductor Corporation dated February 27, 2009, titled “Daryl Ostrander Joins the ON Semiconductor Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: March 2, 2009	By:	/s/ KEITH JACKSON
	Name:	Keith Jackson
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Number	Description
99.1	News release for ON Semiconductor Corporation dated February 27, 2009, titled “Daryl Ostrander Joins the ON Semiconductor Board of Directors”